Exhibit 99.1

Intersil Corporation Announces Agreement to Sell Wireless Networking Product Group to GlobespanVirata, Inc.

— Definitive agreement signed by Intersil and GlobespanVirata today

— Intersil refines strategic focus as a pure high performance analog supplier

— Intersil confirms second quarter guidance

MILPITAS, CA, July 15, 2003 – Intersil Corporation (NASDAQ: ISIL), a world leader in the design and manufacture of high performance analog and wireless networking solutions, announced today that it has entered into a definitive agreement to sell its Wireless Networking Product Group to GlobespanVirata, Inc. (NASDAQ: GSPN). The sale price is approximately $365 million and will be paid in cash and stock. Intersil anticipates finalizing the sale prior to the end of the third quarter of 2003 and expects to report a one-time gain on the transaction.

“Intersil has been instrumental in creating the wireless local area networking (WLAN) market and our team has done an outstanding job over the past five years making us the acknowledged industry leader under our PRISM® brand,” said Rich Beyer, President and CEO of Intersil. “As the 802.11 WLAN market continues its strong growth, this technology is increasingly becoming an integral part of the communications, computer and consumer landscape. The challenges of this WLAN evolution are resulting in even greater differences in the business models of Intersil’s High Performance Analog Product Groups and its Wireless Networking Product Group. We have made a strategic decision to focus our technology and resources entirely on our leadership positions in high performance analog. As WLAN technology continues to migrate into new applications from broadband modems to cell phones, we believe the required capabilities to address this trend fit perfectly with the strategy and competencies of GlobespanVirata.”

“GlobespanVirata has established itself as the leading provider of integrated circuits, software and system designs for broadband communications applications. They are as highly respected for their success in the broadband communications market as Intersil’s Wireless Networking Product Group is in the WLAN market,” Beyer continued. “Selling our Wireless Networking Product Group to GlobespanVirata will help keep PRISM the leading 802.11 brand and better serve the WLAN market and our customers. We want to assure all of our customers that there will be no change in our relationship during the transition. Our current wireless team will continue to provide the high level of quality and service that customers have come to expect with Intersil and our PRISM products.”

The sale will include Intersil’s portfolio of PRISM-based wireless networking products and intellectual property, as well as the design, marketing, sales, applications teams and support operations. The Wireless Networking Product Group is comprised of around 300 employees. In the first quarter of 2003, the Wireless Networking Product Group reported revenue of approximately $49 million. Transition teams, including employees from both companies, will work to ensure as seamless a transition as possible for Intersil’s wireless networking customers during the sale.

Under terms of the agreement, Intersil will receive $250 million in cash and approximately $115 million in GlobespanVirata stock. Intersil will also retain the accounts receivable and the accounts payable of the Wireless Networking Product Group. This will result in approximately $20 million of additional cash to be collected by the company after the transaction is completed.

“This transaction completes our transition to a pure high performance analog company. We’re very excited about the opportunity to focus the strategy of Intersil entirely on analog, and we will continue to refine this strategy by expanding our portfolio into attractive new applications. Our analog businesses have leadership positions and significant market share in several of the most exciting growth segments of the technology sector, and have consistently outperformed the industry for the past several years. This success is continuing in 2003. During the first half of this year, our analog business grew in excess of 10% compared to the first half of 2002, and is approaching a $500 million annual revenue run rate,” added Beyer.

“Intersil is the world’s leader in high performance analog technology in regulating power for desktop computing and managing laser light for CD read/write drives. Over the past year, the company has diversified further into leadership positions in emerging markets including notebook and handheld computing, battery management and recordable DVD drives. Intersil recently announced the world’s first Blu-ray laser diode driver for the next generation of recordable digital data following DVD. Intersil is a technology leader in high performance analog—combining our unique design, process technologies and customer applications support into complex solutions for our leading global customers. For our shareholders, this results in a company with significant growth potential in both revenue and earnings,” concluded Beyer.

Q2 Business Update

Intersil completed its second quarter on July 4, 2003. On a preliminary basis, the company expects to report adjusted revenue above the high end of its original guidance, with three of its four product groups growing more than 10% from the previous quarter. Adjusted earnings per share are expected to reach the high end of the range provided by the company in April. Further details will be provided when Intersil reports its second quarter results on July 23, 2003.

Beginning in the second quarter, the company will report the Wireless Networking Product Group results under discontinued operations, as required by generally accepted accounting principals. However, for comparison purposes, the company will also provide adjusted revenue and earnings per share information including the wireless networking business in its earnings release on July 23, 2003.

Intersil will be hosting a conference call tomorrow, July 16 at 8:00 a.m. Eastern/5:00 a.m. Pacific to further discuss this agreement. Investors and interested parties within the United States may listen to the conference call by dialing (888) 843-7190 and providing the operator with the pass code Intersil. International callers may connect to the call by dialing (210) 234-0470. A replay of Intersil’s conference call will be available for one week beginning July 16 at 10:00 a.m. Eastern/7:00 a.m. Pacific by calling (888) 567-0379 in the U.S. or (402) 998-1752 Internationally. Confirmation code for the replay is Intersil. A live webcast will also be available on Intersil’s Investor Relations homepage at http://www.intersil.com/investor and a replay will be available until July 23, 2003.

About Intersil

Intersil Corporation is a global semiconductor leader in the design and manufacture of high performance analog and wireless networking solutions. Intersil’s product portfolios address four fast growing markets—flat panel displays, optical storage (CD and DVD recordable), power management and wireless networking. Intersil brings added customer value in providing complete silicon, software and reference design solutions to new products that enhance the computing experience for people wherever they live, work or travel. For more information about Intersil or to find out how to become a member of our winning team, visit the company’s web site and career page at: www.intersil.com.

This release may include “forward looking statements” that are subject to risks and uncertainties. For information identifying economic, political, climatic, currency, regulatory, technological, competitive and some other important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, see Intersil’s Safe Harbor Forward Looking Statement disclaimer found at http://www.intersil.com/legal.asp, as well as Intersil’s SEC filings as updated from time to time, found at http://www.sec.gov.

PRISM is a registered trademark of Intersil Americas Inc.

All other trademarks mentioned are the property of their respective owners.